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Consent of Independent Registered Public Accounting Firm

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The board and shareholders
RiverSource Dimensions Series, Inc.:
     RiverSource Disciplined Small and Mid Cap Equity Fund
     RiverSource Disciplined Small Cap Value Fund


We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



                                                /s/ KPMG LLP
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                                                    KPMG LLP


Minneapolis, Minnesota
September 27, 2006